Exhibit 10.1

Asset Purchase Agreement

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is effective as of the 3rd day of March, 2018, by and between Earth Born, Inc., a California corporation (“Earth Born California”), Earth Born, Inc., a Delaware corporation (“Earth Born Delaware”), Irie Living, a California nonprofit mutual benefit corporation (“Irie”), and Genesis Media Works, LLC, a Utah limited liability company doing business as “Terra’s Way,” “Irie Hemp Company,” “Earth Born Botanicals,” and “Santa Cruz Hemp Company” (“Genesis” and together with Earth Born California, Earth Born Delaware, and Irie the “Sellers”), and Leafceuticals Inc (the “Buyer”), a Nevada corporation and the wholly owned subsidiary of Freedom Leaf Inc., a Nevada corporation (“FRLF”).

R e c i t a l s

A.       Sellers own and operate businesses related to CBD botanicals and related nutraceutical products more specifically described on Schedule 1.1 hereto (each business a “Business” and collectively the “Businesses”).

B.       Subject to the terms and conditions of this Agreement, Sellers are willing to sell to Buyer, and Buyer is willing to purchase from Sellers, all of their assets relating to the Businesses as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the benefits to be derived hereunder and the mutual promises contained herein, the parties hereby agree as follows:

A g r e e m e n t

Article I

Purchase and Sale of Assets and Certain Related Transactions

1.1       Purchase and Sale. At the Closing (as defined in Section 3.1 below), Sellers will sell to Buyer, and Buyer will purchase from Sellers, upon the terms and subject to the conditions set forth in this Agreement, all of the assets (except those described in Schedule 1.2) associated with and/or required to operate the Businesses, including, without limitation, the following assets:

(a)       All of Sellers’ cash, money market accounts, prepaid expenses, and other cash equivalents of Seller as of the Closing (the “Cash and Cash Equivalents”);

(b)       All of Seller’s equipment, inventory, and office supplies as of the Closing (the “Equipment, Inventory and Supplies”);

(c)       All of Seller’s accounts and account receivables as of and after the Closing (the “Receivables”);

(d)       All of Seller’s rights in and to the trade names “Terra’s Way,” “Irie Hemp Company,” “Earth Born Botanicals,” “Santa Cruz Hemp Company,” “Earth Born,” “Prana Hemp,” “Nirvana Hemp,” “Irie Journal,” “Irie Medicinals,” “Irie Living,” “Irie CBD,” “Irie Medicinals,” and “Santa Cruz Botanicals” (the “Trade Names”); and

(e)       All other intangible assets associated with the Business, including the assets described on Schedule 1, and the proprietary rights, phone numbers, trade secrets, domain names, business records, customer relationships, contracts and goodwill relating to the Business (the “Intangible Assets”);

(the Cash and Cash Equivalents, Equipment, Inventory and Supplies, Receivables, Trade Name and Intangible Assets are also referred to herein collectively as the “Assets”).

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1.2       Excluded Assets. Notwithstanding the foregoing, the items set forth on Schedule 1.2 hereto are specifically excluded from the definition of Assets.

1.3       Seller’s Debts, Liabilities and Obligations. Except as specifically set forth on Schedule 1.3 hereto, the parties hereby acknowledge and agree that all debts, claims, obligations and liabilities whatsoever of Sellers shall be the sole responsibility of Sellers, and that Buyer is not assuming, and shall not be obligated or deemed to assume, any debt, claim or liability of Sellers or any debt, claim or liability associated with the Businesses or the Assets except as expressly set forth on Schedule 1.3.

ARTICLE II

PURCHASE PRICE

2.1       Purchase Price.

(a)             The aggregate purchase price (the “Purchase Price”) for the Assets shall be $2,200,000, subject to adjustment as provided in Section 2.4. Of the Purchase Price, $1,800,000 (the “FRLF Stock Value”) shall be paid by Buyer’s delivery of 7,826,087 restricted shares of common stock of FRLF (the “FRLF Stock”), and the balance shall be paid in cash. Sellers will have full voting and distribution rights according to the ByLaws of the Buyer as Common Stock holders. At closing, Sellers will be required to sign agreements that requires the Sellers to only sell stock based on a percentage of the previous weeks stock sales volume as listed with OTC Markets and at a stock price that is no greater than 2% (two percent) less than the previous days closing price as listed with OTC Markets.

(b)             Upon full execution hereof, Buyer shall deliver 1,250,000 shares of the FRLF Stock (the “Deposit Shares”) to Escrow Agent (as defined below) as contemplated by Section 2.5 below

(c)             At the Closing (defined below), Buyer shall deliver to Sellers an amount (such amount, the “Closing Cash”) in cash equal to the Purchase Price minus the FRLF Stock Value.

(d)             At the Closing, Buyer shall deliver (i) the Closing Cash by wire transfer of immediately available funds to the account(s) of Sellers as directed by Karen Lane (“Sellers’ Representative”), (ii) 6,576,087 shares of the FRLF Stock (the “Initial FRLF Stock”) to Sellers or their assignees as directed by Sellers’ Representative. The Closing Cash and the Initial FRLF Stock shall be allocated by the Sellers among the Sellers, Buyer shall follow the directions of Sellers’ Representative as described herein, and Buyer shall not be liable for any dispute among the Sellers for such allocation.

2.2       Closing Costs. Each party shall bear its own closing costs, including without limitation attorneys’ and accountants’ fees and costs, where applicable. Without limiting the generality of the foregoing, Sellers shall be solely responsible for any brokerage fees or sales commissions incurred by Sellers in connection with the transactions contemplated by this Agreement.

2.3       Allocation of Purchase Price. The unadjusted Purchase Price shall be allocated among the Assets as follows for tax and accounting purposes (and any adjustments to the Purchase Price pursuant to Section 2.4 shall be allocated among the Assets pursuant to the following ratios):

Cash and Cash Equivalents	$30,000
Equipment	$25,000
Inventory & Supplies	$45,000
Receivables	$59,814
Trade Names	$0
Intangible Assets	$2,040,186

Portion of Intangible Assets comprising IRIE Company’s Intangible Assets	$840,186.00
Portion of Intangible Assets comprising Trevor Hill’s Personal Goodwill	$400,000.00
Portion of Intangible Assets comprsing Ricky Potts' Personal Goodwill	$400,000.00
Portion of Intangible Assets comprising Karen Lane's Personal Goodwill	$400,000.00

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2.4       Purchase Price Adjustments.

(a)        Certain Definitions.

“Actual Pre-Closing Revenues” shall mean the aggregate revenues of all of the Sellers for the 12-month period ending December 31, 2017, determined in accordance with United States generally accepted accounting principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors in effect from time to time.

“Estimated Pre-Closing Revenues” means $1,600,000.

“Actual Post-Closing Average Monthly Revenues” shall mean the aggregate average monthly revenues resulting from all of the Assets for the first full 3 months immediately following Closing, determined in accordance with United States generally accepted accounting principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors in effect from time to time.

“Estimated Post-Closing Average Monthly Revenues” means $120,000/month.

(b)       Within 60 days following the Closing, or as soon thereafter as reasonably practicable, Buyer shall prepare and deliver, or cause to be prepared and delivered, to the Sellers a statement (the “Pre-Closing Revenue Statement”) setting forth the Actual Pre-Closing Revenues. If the Actual Pre-Closing Revenues are less than the Estimated Pre-Closing Revenues (such difference the “Pre-Closing Revenue Deficiency”) by more than 5%, Sellers shall pay to Buyer as an adjustment to the Purchase Price an amount equal to 1.5 multiplied by the amount of the Pre-Closing Revenue Deficiency (the “Pre-Closing Revenue Purchase Price Adjustment”). Such Pre-Closing Revenue Purchase Price Adjustment (or the maximum portion thereof) shall first be deemed paid out of the Escrow Account by Escrow Agent’s delivery to FRLF of a number of the Deposit Shares in the Escrow Account equal to the Pre-Closing Revenue Purchase Price Adjustment divided by $0.23/share, and the Buyer and Sellers’ Representative shall promptly execute a joint instruction to the Escrow Agent directing the Escrow Agent to deliver such shares to FRLF (along with duly executed stock powers sufficient to reissue the shares to FRLF). If such shares are not sufficient to pay the Pre-Closing Revenue Purchase Price Adjustment, Sellers shall pay Buyer any Pre-Closing Revenue Purchase Price Adjustment balance in cash. Any payment required under this Section 2.4 (b) shall be paid by the obligated party or parties, as applicable, within 30 days of the final determination of Actual Pre-Closing Revenues in accordance with Section 2.4(c) below.

(c)       Unless Sellers’ Representative, within 30 days after receipt of the Pre-Closing Revenue Statement, delivers to Buyer a notice objecting thereto and specifying in reasonable detail the basis for such objection and the amount in dispute, such Pre-Closing Revenue Statement shall be considered accepted, final and binding upon the parties. In the event Sellers’ Representative, within such 30-day period, delivers notice objecting to Buyer’s calculations pursuant to Section 2.4(b) above, then Buyer shall cause its accountants, and Sellers’ Representative shall cause Sellers’ accountants, to use their best efforts for 30 days after delivery of Sellers’ Representative’s objection notice to agree upon the adjustment amounts. Upon the expiration of such 30-day period, any party may submit in writing for resolution to FRLF’s independent auditor at such time (the “Independent Accountants”) any dispute with respect to the computation of the adjustment amount which has not been resolved. As promptly as practicable, but in no event later than 30 days after such submission, the parties shall cause their respective accountants to deliver to the Independent Accountants written submissions in support of their respective positions regarding such dispute and shall direct the Independent Accountants to resolve such dispute based solely on such written submissions without any independent investigation of the Sellers’ books and records. The decision of the Independent Accountants with respect to the computation of the adjustment amounts shall be final and binding on each of the parties hereto. The costs of the Independent Accountants with respect to the computation of the adjustment amount shall be shared equally between the parties, except that if the Independent Accountants resolve certain disputed items in favor of one party and certain disputed items in favor of the other party, the Independent Accountants may designate the party in whose favor the greater amount of disputed items (measured in dollars awarded that party) as the prevailing party and direct the other party to pay a greater portion of the fees and costs.

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(d)       Within 30 days following the close of the first 3 full months following Closing, or as soon thereafter as reasonably practicable, Buyer shall prepare and deliver, or cause to be prepared and delivered, to the Sellers a statement (the “Post-Closing Revenue Statement”) setting forth the Actual Post-Closing Average Monthly Revenues. If the Actual Post-Closing Average Monthly Revenues are less than the Estimated Post-Closing Average Monthly Revenues (such difference the “Post-Closing Revenue Deficiency”), Sellers shall pay to Buyer as an adjustment to the Purchase Price an amount equal to 10 multiplied by the amount of the Post-Closing Revenue Deficiency (the “Post-Closing Revenue Purchase Price Adjustment”). Such Post-Closing Revenue Purchase Price Adjustment (or the maximum portion thereof) shall first be deemed paid out of the Escrow Account by Escrow Agent’s delivery to FRLF of a number of the Deposit Shares in the Escrow Account equal to the Post-Closing Revenue Purchase Price Adjustment divided by $0.23/share, and the Buyer and Sellers’ Representative shall promptly execute a joint instruction to the Escrow Agent directing the Escrow Agent to deliver such shares to FRLF (along with duly executed stock powers sufficient to reissue the shares to FRLF). If such shares are not sufficient to pay the Post-Closing Revenue Purchase Price Adjustment, Sellers shall pay Buyer any Post-Closing Revenue Purchase Price Adjustment balance in cash. Any payment required under this Section 2.4(d) shall be paid by the obligated party or parties, as applicable, within 30 days of the final determination of Actual Post-Closing Average Monthly Revenues in accordance with Section 2.4(e) below.

(e)       Unless Sellers’ Representative, within 30 days after receipt of the Post-Closing Revenue Statement, delivers to Buyer a notice objecting thereto and specifying in reasonable detail the basis for such objection and the amount in dispute, such Post-Closing Revenue Statement shall be considered accepted, final and binding upon the parties. In the event Sellers’ Representative, within such 30-day period, delivers notice objecting to Buyer’s calculations pursuant to Section 2.4(d) above, then Buyer shall cause its accountants, and Sellers’ Representative shall cause Sellers’ accountants, to use their best efforts for 30 days after delivery of Sellers’ Representative’s objection notice to agree upon the adjustment amounts. Upon the expiration of such 30-day period, any party may submit in writing for resolution to the Independent Accountants any dispute with respect to the computation of the adjustment amount which has not been resolved. As promptly as practicable, but in no event later than 30 days after such submission, the parties shall cause their respective accountants to deliver to the Independent Accountants written submissions in support of their respective positions regarding such dispute and shall direct the Independent Accountants to resolve such dispute based solely on such written submissions without any independent investigation of the Sellers’ books and records. The decision of the Independent Accountants with respect to the computation of the adjustment amounts shall be final and binding on each of the parties hereto. The costs of the Independent Accountants with respect to the computation of the adjustment amount shall be shared equally between the parties, except that if the Independent Accountants resolve certain disputed items in favor of one party and certain disputed items in favor of the other party, the Independent Accountants may designate the party in whose favor the greater amount of disputed items (measured in dollars awarded that party) as the prevailing party and direct the other party to pay a greater portion of the fees and costs.

(f) Inapplicability of Section 2.4 to Trevor Hill. None of the provisions of Section 2.4 including all subsections (a) through (e) shall apply to Trevor Hill or his portion of the Deposit Shares held in Escrow. Trevor Hill cannot be held liable for any portion of a determined Pre-Closing Revenue Deficiency or Post-Closing Revenue Deficiency. This subsection has no effect on Trevor Hill’s portion of the Deposit Shares held in Escrow for purposes listed under section 2.5.

2.5       Escrow. As partial security against (i) termination of this Agreement by Buyer pursuant to Section 9.5 below, (ii) any indemnification claims by the Buyer pursuant to Section 6.7 of this Agreement, (iii) any Pre-Closing Revenue Deficiency, and/or (iv) any Post-Closing Revenue Deficiency, upon full execution hereof, Buyer shall deposit the Deposit Shares in an escrow account (the “Escrow Account”) to be established with Globex Transfer LLC (the “Escrow Agent”). The Deposit Shares shall be held by the Escrow Agent pursuant to the terms and conditions of an Escrow Agreement in the form attached hereto as Exhibit C (the “Escrow Agreement”). Subject to Section 2.5(a) and 2.5(b) below, (i) promptly following completion of FRLF’s audit of the Assets by its auditor, the Buyer and the Sellers shall execute a joint instruction to the Escrow Agent directing the Escrow Agent to deliver a 50% portion of the Deposit Shares remaining in the Escrow Account at such time to the Sellers’ Representative on behalf of the Sellers, and (ii) promptly following 4 months subsequent to the Closing unless there is a disagreement between the Buyer and the Sellers, the Buyer and the Sellers shall execute a joint instruction to the Escrow Agent directing the Escrow Agent to deliver any portion of the Deposit Shares remaining in the Escrow Account at such time to the Sellers’ Representative on behalf of the Sellers. The scheduled distribution dates in this Section 2.5 shall each be referred to as a “Release Date”.

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(a)       In the event that, prior to 5 months subsequent to the Closing, the Sellers shall be obligated to pay any amounts due to the Buyer under (i) any settlement agreement between the parties, or (ii) any judgment or order from a court of competent jurisdiction (which judgment or order is final and either non-appealable or the deadline to make appeal therefrom shall have passed), in either case, regarding any claims for Losses made by the Buyer pursuant to Section 6.7 of this Agreement, then the Buyer and the Sellers shall promptly execute a joint instruction to the Escrow Agent directing the Escrow Agent to deliver a number of the Deposit Shares remaining in the Escrow Account to FRLF equal to such amounts divided by $0.23/share (along with duly executed stock powers sufficient to reissue the shares to FRLF), and the remaining balance of Deposit Shares held, if any, pursuant to the Escrow Agreement shall be retained in accordance with the terms of this Section 2.5 and the Escrow Agreement.

(b)       In the event that the Buyer shall have made claim(s) for Losses pursuant to Section 6.7 of this Agreement and such indemnification claim(s) remain outstanding as of a Release Date, then the Deposit Shares scheduled to be released to the Stockholders on such Release Date shall only be delivered to the Stockholders to the extent that the amount of such indemnification claim(s) (the “Claim Amount”), is less than the amount of Deposit Shares that would be held pursuant to the Escrow Agreement after giving effect to such scheduled release multiplied by $0.23/share, in which case, (i) promptly following the Release Date, the Buyer and the Sellers shall execute a joint instruction to the Escrow Agent directing the Escrow Agent to deliver to Sellers an amount of the Deposit Shares equal to the amount of Deposit Shares scheduled to be released to the Sellers on such Release Date, subject to any reduction needed to ensure that the amount of the Deposit Shares that would be held pursuant to the Escrow Agreement after giving effect to such release equal the Claim Amount divided by $0.23/share, (ii) the Buyer and the Stockholders shall execute any required amendments to the Escrow Agreement in order to extend the period of the Escrow Agreement, and (iii) the portion of the Deposit Shares then held pursuant to the Escrow Agreement equal to the Claim Amount divided by $0.23/share shall remain held in escrow pending the resolution of such indemnification claim. Upon resolution of such outstanding indemnification claim(s), either by mutual agreement of the parties or pursuant to a judgment or order from a court of competent jurisdiction (which judgment or order is final and either non-appealable or the deadline to make appeal therefrom shall have passed), the Buyer and the Sellers shall promptly execute a joint instruction to the Escrow Agent directing the amount of Deposit Shares then held pursuant to the Escrow Agreement to be delivered to (i) Buyer for any amounts which Buyer is entitled to receive as a result of the resolution of such outstanding indemnification claims(s), and (ii) the Sellers for the amount, if any, by which a prior release was reduced to ensure that the amount of Deposit Shares that would continue to be held pursuant to the Escrow Agreement were equal to the Claim Amount divided by $0.23/share and, if subsequent to 4 months following the Closing Date, any remaining balance pursuant to the Escrow Agreement.

(c)       With respect to the Sellers’ obligations to indemnify for Losses pursuant to Section 6.7 of this Agreement, the Buyer shall make demand for payment under the Escrow Agreement prior to instituting any proceedings or taking any other action against the Sellers, unless the failure to institute proceedings or take such other action shall prejudice the Buyer’s ability to make such indemnification claim, and any amounts owed to Buyer pursuant to Section 6.7 of this Agreement, after application of this Section 2.5, shall be paid to Buyer in cash.

ARTICLE III

CLOSING

3.1       Closing Date. The closing of the transactions contemplated herein shall occur on or before April 15, 2018 (the “Closing”). Such date may change by mutual agreement of the Parties.

3.2       Additional Closing Deliveries by Buyer to Seller. At the Closing, Buyer shall deliver, or cause to be delivered to Sellers, in addition to the Closing Cash and the Initial FRLF Stock, the following, each in form and substance reasonably satisfactory to Sellers:

(a)       A certificate, executed by Buyer, dated as of the Closing, certifying that the conditions specified in Section 7.3 have been fulfilled; and

(c)       Buyer’s employment contracts with Karen Lane and Ricky Potts in a form satisfactory to those parties and Buyer and executed by Buyer.

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3.3       Closing Deliveries by Seller to Buyer. At the Closing, each of Sellers shall deliver, or cause to be delivered, to Buyer the following, each in form and substance reasonably satisfactory to Buyer:

(a)       An Assignment and Bill of Sale in the form attached hereto as Exhibit A;

(b)       An Assignment of Intangible Assets in the form attached hereto as Exhibit B;

(c)       Buyer’s employment contracts with Karen Lane and Ricky Potts in a form satisfactory to those parties and Buyer and executed by Ms. Lane and Mr. Potts;

(d)       Any other documentation reasonably required to fully vest title to the Assets in Buyer; and

(e)       A certificate, executed by Seller, dated as of the Closing, certifying that the conditions specified in Section 7.2 have been fulfilled.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each of Sellers hereby represents and warrants to Buyer that the following statements are correct and complete in all material respects as of the date hereof and as of Closing, which representations and warranties shall survive Closing:

4.1       Organization. Seller is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization.

4.2       Authorization. Seller has all necessary power and authority to execute and deliver this Agreement and the documents and agreements contemplated hereby, to consummate the transactions contemplated hereby and thereby, and to perform its obligations hereunder and thereunder. This Agreement has been duly and validly approved by all necessary action on the part of Seller, has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor’s rights generally or by equitable principles (whether considered in an action at law or in equity) and other customary limitations on enforceability.

4.3       Title to Assets. Seller has and will convey to Buyer good and marketable title to all its Assets that it is transferring hereunder, free and clear of any security interest, claim, lien or encumbrance.

4.4       Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by Seller in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

4.5       Financial Records. Any and all financial records that Seller has shown to Buyer regarding the Business present fairly in all material respects the financial condition and results of operations of the Business at and for the periods therein specified.

4.6       Legal Proceedings. There are no claims, actions, suits or proceedings or arbitrations, either administrative or judicial, pending, or, to the knowledge of Seller, overtly threatened against or affecting the Business, Seller, or its Assets, or Seller’s ability to consummate the transactions contemplated herein, at law or in equity or otherwise, before or by any court or governmental agency or body, domestic or foreign, or before an arbitrator of any kind.

4.7       Taxes. Seller has, in respect of its Business, filed all tax returns that are required to be filed and has paid all taxes that have become due pursuant to such tax returns or pursuant to any assessment that has become payable or for which Buyer may otherwise have any transferee liability. All monies required to be withheld by Seller from employees of its Business for income taxes and social security and other payroll taxes have been collected or withheld, and either paid to the respective governmental bodies or set aside in accounts for such purpose.

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4.8       Trademarks. No royalty is payable to any person as a result of, or with respect to, the use of any trademarks, trade names or other intellectual property to the best of Seller’s knowledge. The operation of Seller’s Business as currently conducted does not infringe, misappropriate or conflict with any intellectual property right or other legally protectable right of another person. Seller has not received any notice of any claim by another person contesting the validity, enforceability, use or ownership of any of its trademarks or trade names.

4.9       Disclosure. There are no material facts relating to Seller’s Business or its Assets that have not been disclosed to Buyer, and Buyer has undertaken all reasonable due diligence.

4.10       No Untrue Statement. To the knowledge of Seller, none of the representations and warranties in this Article IV or made by Seller elsewhere in this Agreement contains any untrue statement of material fact or omits to state a material fact necessary, in light of the circumstances under which it was made, in order to make any such representation not misleading in any material respect.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller that the following statements are correct and complete in all material respects as of the date hereof and as of Closing, which representations and warranties shall survive Closing:

5.1       Organization. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada.

5.2       Authorization. Buyer has all necessary company power and authority to execute and deliver this Agreement and the documents and agreements contemplated hereby, to consummate the transactions contemplated hereby and thereby, and to perform its obligations hereunder and thereunder. This Agreement has been duly and validly approved by all necessary company action on the part of Buyer, has been duly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor’s rights generally or by equitable principles (whether considered in an action at law or in equity) and other customary limitations on enforceability.

5.3       Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

5.4       No Untrue Statement. To the knowledge of Buyer, none of the representations and warranties in this Article V or made by Buyer elsewhere in this Agreement contains any untrue statement of material fact or omits to state a material fact necessary, in light of the circumstances under which it was made, in order to make any such representation not misleading in any material respect.

ARTICLE VI

COVENANTS

6.1       Conduct of Business. Prior to the Closing, except as otherwise required by applicable law or as consented to in writing by the parties, each of Sellers shall conduct its Business in the ordinary course of business. Prior to the Closing, each of Sellers shall use all reasonable efforts to (1) preserve the possession and control of all of its Assets and its Business; (2) to preserve the good will of suppliers, customers, staff and employees of its Business and others having business relations with Seller; and (3) keep and preserve its Business as existing on the date of this Agreement.

6.2       Commercially Reasonable Efforts. Subject to the terms and conditions set forth in this Agreement, each of Sellers and Buyer shall use commercially reasonable efforts (subject to, and in accordance with, applicable law) to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable under applicable laws to consummate, and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, and no party hereto shall take or cause to be taken any action which would reasonably be expected to prevent, impede or delay the consummation of the transactions contemplated by this Agreement.

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6.3       Discussions with Other Buyers. Between the date hereof and the Closing, each of Seller covenants that it shall not enter into any discussions with third parties concerning or otherwise soliciting offers from third parties for the sale of the Assets, or any individual Assets or any combination of Assets constituting less than all of the Assets.

6.4       Further Assurances. Each party shall cooperate in good faith with the other and shall take all appropriate action and execute any documents, instruments, assignments, assumptions or conveyances of any kind which may reasonably be necessary or advisable to carry out any of the transactions contemplated hereunder, including without limitation any vehicle registrations. The parties shall cooperate in providing such information as may be necessary to be in compliance with relevant sections of the Internal Revenue Code.

6.5       Risk of Loss. Until Closing, all risk of loss or damage to the Assets shall be borne by Sellers, and thereafter shall be borne by Buyer.

6.6       Delivery & Bank Accounts. Sellers shall deliver possession of all Assets to Buyer at Closing. Sellers shall add a person designated by Buyer as a signer on each of Seller’s bank accounts (as listed by name and address of banking institution, account name and account and routing numbers on Schedule 6.6 attached hereto), which person is hereby authorized by Seller to immediately transfer all cash Receivables deposited into such accounts to Buyer.

6.7       Indemnification. Sellers will not have any obligation to indemnify Buyer with respect to any loss until Buyer shall have suffered aggregate losses relating thereto in excess of $500, at which point each Seller will be obligated to indemnify Buyer for the amount of such losses in excess of $500.

(a)           Indemnification by Sellers. Each Seller shall defend, indemnify and hold harmless Buyer and each of Buyer’s officers, directors, members, shareholders, employees, counsel, agents, and their respective successors and assigns (collectively, the “Buyer Indemnitees”) from and against, and shall reimburse the Buyer Indemnitees for, each and every any loss, damage, injury, harm, detriment, decline in value, liability, claim, demand, cost of any legal proceeding, settlement, judgment, award, fine, penalty, tax, fee, charge, cost or expense (including, without limitation, costs associated with avoiding any of the foregoing, and the fees, disbursements and expenses of attorneys, accountants and other professional advisors) (“Loss”) incurred by any Buyer Indemnitee, directly or indirectly, arising out of or in connection with: (i) any material inaccuracy in any representation or warranty of such Seller hereunder; (ii) any material breach or nonfulfillment of any covenant, agreement or other obligation of such Seller under this Agreement or any related documents; (iii) any liability or similar claim caused by the actions of such Seller arising from the operations of its Business prior to Closing; or (iv) any debt, liability, or other obligation of such Seller owing to the actions or responsibility of such Seller arising (or relating to the period) prior to Closing.

(b)           Indemnification by Buyer. Buyer shall defend, indemnify and hold harmless Sellers and each of Sellers’ officers, directors, shareholders, employees, counsel, agents, and their respective successors and assigns (collectively, the “Seller Indemnitees”) from and against, and shall reimburse the Seller Indemnitees for, each and every Loss incurred by any Seller Indemnitee, directly or indirectly, arising out of or in connection with: (i) any material inaccuracy in any representation or warranty of Buyer hereunder; (ii) any material breach or nonfulfillment of any covenant, agreement or other obligation of Buyer under this Agreement or any related documents; (iii) any liability or similar claim arising from the business operations of the Business after Closing.

(c)           Indemnification Procedure. If any legal proceeding or other claim for payment or compensation shall be brought or asserted against a party entitled to indemnification (or any successor thereto) pursuant to Sections 6.7(a) or (b) (each, an “Indemnitee”) in respect of which indemnity may be sought under this Section 6.7 from an indemnifying party or any successor thereto (each, an “Indemnitor”), the Indemnitee shall give prompt written notice of such claim to the Indemnitor. The Indemnitee shall, reasonably and in good faith, assist and cooperate in the defense thereof. Notwithstanding anything herein to the contrary, the Indemnitor shall not, without the Indemnitee’s prior written consent, settle or compromise any claim or consent to the entry of judgment with respect thereto, but such consent shall not be unreasonably withheld.

6.8       Sellers Provide Buyer Management Contracts. Prior to closing and immediately after the executing of this Asset Purchase Agreement the Sellers will enter into management contracts to manage the operation of Earth Born, Inc (CA), Earth Born, Inc (DE), Irie Living (CA) and Genesis Media Works, LLC. The Seller will receive $1.00 (One dollar) per company a month as payment for managing said companies. Such Management responsibilities will commence within 3 business days of the execution of this Agreement.

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ARTICLE VII

CONDITIONS

7.1       Conditions to Each Party’s Obligations under this Agreement. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the fulfilment or waiver in writing by mutual agreement of the parties at or prior to Closing of the following conditions:

(a)       None of the parties shall be subject to any decree, order or injunction of a United States federal or state court or foreign court of competent jurisdiction, which prohibits the consummation of the transactions contemplated by this Agreement, and no statute, rule or regulation shall have been enacted by any governmental authority which prohibits or makes unlawful the consummation of the transactions contemplated by this Agreement.

(b)       No action, suit, investigation or proceeding before any governmental authority seeking to prevent or prohibit the consummation of the transactions contemplated by this Agreement shall be pending.

7.2       Conditions to Obligations of Seller under this Agreement. The obligation of Sellers to effect the transactions contemplated by this Agreement shall be subject to the fulfilment or waiver in writing by Sellers at or prior to the Closing of the following conditions:

(a)       Buyer shall have performed in all material respects Buyer’s covenants and agreements contained in this Agreement required to be performed on or prior to the Closing.

(b)       The representations and warranties of Buyer contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all respects as of the Closing.

(c)       Buyer shall have made or caused to be made all deliveries required by Section 3.2 of this Agreement.

(d)       Buyer shall attest to its due diligence and confirm that it has had an adequate opportunity to review all documents material to this transaction.

7.3       Conditions to Obligations of Buyer under this Agreement. The obligation of Buyer to effect the transactions contemplated by this Agreement shall be subject to the fulfilment or waiver in writing by Buyer at or prior to the Closing of the following conditions:

(a)       Each of Sellers shall have performed in all material respects its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing.

(b)       The representations and warranties of each of Sellers contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all respects as of the Closing.

(c)       Since the date of this Agreement, there shall not have occurred and be continuing material adverse effect to the Assets or the Businesses within any of Sellers’ control.

(d)       Each of Sellers shall have made all deliveries required by Section 3.3 of this Agreement.

(e)       There must not have been made or threatened by any person any claim asserting that such person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of the Assets or (b) is entitled to all or any portion of the Purchase Price payable for the Assets.

(f)       Buyer shall have obtained all necessary third-party and governmental consents, authorizations, licenses and/or permits to the sale of the Assets, including, without limitation, all appropriate licenses or permits as determined by Buyer in its sole discretion.

9

ARTICLE VIII

RESTRICTIVE COVENANTS

8.1       Non-Solicitation Covenants. Sellers and their principals, Karen Lane, Ricky Potts, and Ronni Rosenfeld, each agree and promise that, except with the express written consent of Buyer, none of them or their spouses or other children will directly or indirectly, alone or in concert with others, for any or no reason, do or undertake any of the following activities at any time after the Closing for the maximum time as permitted by law:

(a)       solicit, divert, accept business from or otherwise take away or interfere with any customers of the Businesses; or

(c)       solicit, divert or induce any of Buyer’s employees to leave Buyer’s employment; or

(d)       solicit, divert or induce any of Buyer’s contractors or outside consultants to terminate their contractual relationship with Buyer.

8.2       Non-Competition Covenants. Sellers and their principals, Karen Lane, Ricky Potts, and Ronni Rosenfeld, each agree and promise that, except with the express written consent of Buyer, none of them or their spouses or other children will directly or indirectly, alone or in concert with others for any or no reason, do or undertake any of the following activities for three (3) years (or such lesser time as permitted by law) beginning effective as of Closing: operate or conduct a Competitive Business, whether as an owner, part-owner, affiliate, partner, agent, joint venturer, investor or in any other capacity. “Competitive Business” refers to any CBD or hemp-related nutraceutical or botanical business.

8.3       Reasonableness of Restrictions. Sellers and their principals, Karen Lane, Ricky Potts, and Ronni Rosenfeld, each hereby represent and warrant to Buyer that they have carefully considered the provisions of this Article VIII and agree that the restrictions set forth, including without limitation the time period and definition of Competitive Business, are reasonable and restrict each of Sellers and their principals rights to compete only to the extent necessary to protect the valid and legitimate business interests of Buyer. Sellers and their principals, Karen Lane, Ricky Potts, and Ronni Rosenfeld, each further represent and warrant to Buyer that they understand the legal and other consequences of entering into the promises and agreements contained in this Article VIII. If any restriction, including without limitation, any time restriction, contained in this Article VIII is deemed to be unenforceable by a court of competent jurisdiction, the parties hereto agree that such court may modify and enforce such restrictions to the extent it determines to be reasonable under the circumstances existing at that time.

8.4       Injunction. In the event of a breach or threatened breach by any of Sellers or their principals, Karen Lane, Ricky Potts, and Ronni Rosenfeld, of the provisions of this Article VIII, Buyer shall be entitled to an injunction restraining such party as the case may be, from engaging in the competitive activities proscribed by this article. The parties further agree that a violation of such provisions will cause immediate and irreparable damage to Buyer. Nothing contained in this Article VIII shall prohibit Buyer from also pursuing any other remedies available at law, and no action by Buyer in pursuing any other remedies shall constitute an election to forego other remedies.

8.5       Written Consent for Trevor Hill. The Buyer provides written consent that the total limitations for Trevor Hill shall be as stated below, and Sections 8.1, 8.2, 8.3, and 8.4 do not apply to Mr. Trevor Hill.

(a.) Trevor Hill will not request, induce, or attempt to induce any Client to terminate its relationship with Irie. Client means: Wholesale accounts, Distributors, individual Customers, and Companies currently in negotiations or already contracted with Irie.

(b.) Trevor Hill will not attempt to hire, employ, or associate in business with any person employed by Irie excepting Andy Kim.

8.6       Survival of Protections. The covenants and agreements contained in this Article VIII shall survive the termination or expiration of this Agreement.

10

ARTICLE IX

TERMINATION

9.1       Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the written agreement of Sellers and Buyer.

9.2       Termination by Seller or Buyer. At any time prior to Closing, this Agreement may be terminated by Sellers or Buyer, if a United States federal or state court of competent jurisdiction or United States governmental authority shall have issued an order, decree or ruling or taken any other action (including the enactment of any statute, rule, regulation, decree or executive order) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement (the “Restraining Order”) and such Restraining Order shall have become final and non-appealable; provided, however, that (i) the factual basis for the Restraining Order shall not be or relate to the breach of any representation, warranty, covenant or agreement set forth in this Agreement by the party seeking to terminate the Agreement under this Section and (ii) the party seeking to terminate this Agreement pursuant to this Section shall have complied in all material respects with Section 6.2 and shall have used its commercially reasonable efforts to remove such injunction, order or decree.

9.3       Termination by Sellers. At any time prior to Closing, this Agreement may be terminated by Sellers if (i) there has been a material breach by Buyer of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of Buyer shall have become untrue in any material respect, in either case such that the conditions set forth in Section 7.2 would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given to Buyer by Sellers; provided, however, that the right to terminate this Agreement pursuant to this Section shall not be available to Sellers if any of Sellers, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in Section 7.3 shall not be satisfied.

9.4       Termination by Buyer for Cause. At any time prior to Closing, this Agreement may be terminated by Buyer if (i) there has been a material breach by any of Sellers of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of any of Seller shall have become untrue in any material respect, in either case such that the conditions set forth in Section 7.3 would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given to such Seller by Buyer; provided, however, that the right to terminate this Agreement pursuant to this Section shall not be available to Buyer if Buyer, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in Section 7.2 shall not be satisfied.

9.5       Termination by Buyer without Cause. At any time prior to Closing, this Agreement may be terminated by Buyer for any reason not covered by Sections 9.1-9.4, but in such case, the Deposit Shares shall be immediately released by Escrow Agent to Sellers as a “break-up fee.”

ARTICLE X

MISCELLANEOUS

10.1       Tax and Information Returns. The parties shall reflect the allocations of the Purchase Price set forth in Subsection 2.3 in any and all applicable tax and information returns.

10.2       Confidentiality. Each Party shall use all information that it obtains from the others pursuant to this Agreement solely for the effectuation of the transactions contemplated by this Agreement or for other purposes consistent with the intent of this Agreement and shall not use any of such information for any other purpose, including, without limitation, the competitive detriment of the other Parties. Each Party may disclose such information to its/their respective affiliates, counsel, accountants, tax advisors and consultants as necessary to consummate this transaction. This provision shall not prohibit the use or disclosure of confidential information pursuant to court order or which has otherwise become publicly available through no fault of the recipient Party.

10.3       Notices. All notices, requests, consents and demands shall be given to or made upon the parties at their respective addresses set forth below, or at such other address as a party may designate in writing delivered to the other parties. Unless otherwise agreed in this Agreement, all notices, requests, consents and demands shall be given or made by personal delivery with signature required, by confirmed air courier, or by certified first class mail, return receipt requested, postage prepaid, to the party addressed as aforesaid. If sent by confirmed air courier, such notice shall be deemed to be given upon the earlier to occur of the date upon which it is actually received by the addressee as confirmed by the air courier (or if the date of such confirmed delivery is not a business day, the next succeeding business day). If mailed, such notice shall be deemed to be given upon the earlier to occur of the date upon which it is actually received by the addressee or the third business day following the date upon which it is deposited in a first-class postage-prepaid envelope in the United States mail addressed to such address.

11

If to Sellers:	Genesis Media Works, LLC
Attn: Trevor Hill
2150 S. Main Street #508
Salt Lake City, UT 84115

Earth Born, Inc. [a California corporation]
Attn: Karen Lane
1220 Rosecrans #121
San Diego, CA 92106

Earth Born, Inc. [a Delaware corporation]
Attn: Trevor Hill
874 Walker Road, Suite C
Dover, Delaware 19904

Irie Living
Attn: Karen Lane
1220 Rosecrans #121
San Diego, CA 92106

If to Buyer:	Leafceuticals Inc
Attn: Raymond Medeiros
3571 East Sunset Rd.
Suite 420
Las Vegas, NV 89120

10.4       Assignment. Without the prior written consent of the other party, the benefits of this Agreement may not be assigned or in any other manner transferred and the obligations may not be delegated. Subject to the foregoing limitation on assignment and delegation, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective personal representatives, successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

10.5       Choice of Law; Venue. This Agreement shall be construed in accordance with, and governed by, the substantive laws of, the State of Nevada, without reference to principles governing choice or conflicts of laws. Venue for any action hereunder shall lie exclusively in the courts of the State of Nevada and/or the United States District Court for the District of Nevada.

10.6       Severability. In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity of any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision were not contained herein; provided that the Agreement as so modified preserves the basic intent of the parties.

10.7       Captions. The captions used herein are for ease of reference only and shall not define or limit the provisions hereof.

12

10.8       Sale of Assets Only. This Agreement constitutes a sale of the Assets only and is not a sale of any interest in or securities of Sellers. Buyer is not assuming and shall not be responsible for the payment of any liabilities or obligations of Sellers whatsoever, except as expressly set forth herein.

10.9       Enforcement. In the event of a dispute between the parties arising under this Agreement, the party prevailing in such dispute shall be entitled to collect such party’s costs from the other party, including without limitation court costs and reasonable attorneys’ fees, whether such sums are expended with or without suit, at trial or on appeal.

10.10       Entire Agreement; Amendments. This Agreement and the exhibits attached hereto constitute the entire agreement between the parties hereto with respect to the subject matter contained herein, and there are no covenants, terms or conditions, express or implied, other than as set forth or referred to herein. This Agreement supersedes all prior agreements between the parties hereto relating to all or part of the subject matter herein. No representations, oral or written, modifying or contradicting the terms of this Agreement have been made by any party except as contained herein. This Agreement may not be amended, modified or canceled except as provided herein or by written agreement of the parties signed by the party against whom enforcement is sought.

10.11       Counterparts. Any number of counterparts of this Agreement may be signed and delivered and each shall be considered an original and together they shall constitute one agreement.

10.12       Survival. All of the covenants, representations and warranties contained in this Agreement shall survive the Closing and shall not be merged therein.

[signatures on following pages]

13

In Witness Whereof, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SELLERS:

Earth Born, Inc.

(a California corporation)

/s/ Karen Lane

Name:       Karen Lane

Title:       COO

Earth Born, Inc.

(a Delaware corporation)

/s/ Trevor Hill

Name:       Trevor Hill

Title:       CEO

Irie Living

/s/ Ricky Potts

Name:       Ricky Potts

Title:       CEO

Genesis Media Works, LLC

/s/ Trevor Hill

Name:       Trevor Hill

Title:       Managing Member

BUYER:

Leafceuticals, Inc

/s/ Clifford Perry

Name:       Clifford Perry

Title:       President

[additional signatures on next page]

14

CONSENT AND AGREEMENT

The undersigned, constituting all of the shareholders, members, managers, directors, and/or officers of each of Sellers hereby execute this Agreement for the sole purpose of acknowledging their consent to and agreement to be bound by the provisions of Article VIII of this Agreement individually, and to otherwise memorialize their consent to Sellers entering into this Agreement.

Trevor Hill

/s/ Trevor Hill

Individually

Karen Lane

/s/ Karen Lane

Individually

Ricky Potts

/s/ Ricky Potts

Individually

Ronni Rosenfeld

/s/ Ronni Rosenfeld

Individually

15

SCHEDULE 1.1

Assets

Entity:	Earth Born, Inc (CA)	Earth Born, Inc (DE)	Irie Living, Mutual Benefit Corp	Genesis Media Works, LLC DBA Irie Hemp Company
Websites:	bestcbdoilonline.com	bestcbdoilonline.com	iriemedicinals.com	iriecbd.com
	earthbornbotanicals.com	earthbornbotanicals.com	irieliving.org	santacruzbotanicals.com
	terrasway.com	terrasway.com		iriehemp.com
	pranahemp.com	pranahemp.com
	nirvanahemp.com	nirvanahemp.com
iriejournal.co
A/R	$31,833.65 past due; $26,241,66 not yet due	$61,553.46 past due

Brands:	Prana, Nirvana, Terra's Way, EarthBorn	Prana, Nirvana, Terra's Way, EarthBorn	Irie Medicinals	Irie, Santa Cruz Botanicals

	Batch Process, Inventory Process, CRM	Trademarks pending: Irie CBD; Live Life Irie	Oakland Med/Rec Certification in process	Amazon store
	IP and Know How	IP and Know How	IP and Know How	IP and Know How
	Affiliate Programs/Tracking	Affiliate Programs/Tracking	1:1 Product $134,200 (retail value)
	Good Will and Company Market Share/Reputation	Good Will and Company Market Share/Reputation	Good Will	Good Will
	Formulations (Recipes)	Formulations (Recipes)	Formulations (Recipes)	Formulations (Recipes)
	Equipment: $ 15,540	Equipment: $12,413
Ingredients: $36,000
Inventory: $853,313.90 (retail value)
Labels: $7,000
Packaging Materials: $20,000
Raw product: 703g Crumble $3,750; Reakiro Oil $9,177.50; Extract $6,000; Isolate/Dab Rocks $9,000
Swag: $6,000
Dynamic Processor Licensing Agreemnt
Contracts with Distributors
Contracts wtih Large Stores
Contracts wtih Wholesalers

16

SCHEDULE 1.2

Excluded Assets

Only excluded asset is the Santa Cruz domain, website(s) and associated trademarks.

17

SCHEDULE 1.3

Assumed Debts, Liabilities and Obligations

Promissory Note attached hereto.

PROMISSORY NOTE

$100,000	March 3, 2018

FOR VALUE RECEIVED, Earth Born, Inc. with an address 874 Walker Road, Suite C, Dover Delaware, 19904 (referred to herein as "Debtor" ), hereby irrevocably promises and agrees to pay to the order of Janice Jessop, a California individual with an address at 1554 Via Madrina, San Diego, CA, 92111 ("Creditor"), or at such other place as set forth herein or as designated in writing by the Holder (as defined below) hereof, in lawful money of the United States of America, the principal sum of One Hundred Thousand dollars ($100,000), together with interest thereon (if any) and other fees in connection therewith, all in accordance with the terms and conditions set forth below.

1.              There is no interest on the unpaid principal balance, Debtor shall pay $500 by the first of each month following the date hereof to Holder, and full payment of this Note shall be due on or before March 3, 2020.

2.              Creditor may sell, assign, transfer, pledge or hypothecate this Note and any or all of its rights and remedies hereunder at any time, with or without notice to Debtor, to any person or entity. Creditor and its successors and assigns under this Note are sometimes referred to herein as the "Holder."

3.              Debtor may prepay any amount due hereunder, in whole or in part, at any time without penalty or premium for such early payment D ebtor shall also be entitled to offset against this Note any amount owed by Creditor to Debtor, including without limitation any losses or expenses actually incurred by Debtor as a result of a breach by Creditor of any of its obligation s between Debtor and Creditor.

4.              If (a) any payment or delivery required by this Note is not made when due hereunder, or any obligation or covenant undertaken by Debtor hereunder is not performed or observed as and when required hereby, (b) Debtor defaults in the performance of any obligation evidenced by this Note, (c) any representation or warranty made by Debtor in this Note or any other instrument, agreement or document delivered by Debtor or any other party for Debtor's benefit in connection here\\ri.th pr oves to ha ve been materially false or inaccurate when made, (d) any event of default occurs under anyinstrument securing the obligations evidenced by this Note, or (e) Debtor files an assignment for the benefit of creditors or for relief under any provisionsof the Bankruptcy Code, or suffers an involuntary petition in bankruptcy or receivership to be filed and not vacated within 30 days, then the Holder may at its sole option consider the entire unpaid principal balance and accrued but unpaid interest hereunder at once become due and payable without notice (time being the essence hereof). The exercise or failure to exercise such remedy shall no t constitute a waiver of the right to exercise such remedy or preclude the exercise of any other remedy in the event of any subsequent default, event or circumstance that gives rise to such right of acceleration.

5.              In the event that any payment under this Note is not made at the time and in the manner required (whether before or after maturity),Debtor agrees to pay any and all costs and expenses (regardless of the particular nature thereof and whether incurred before or after the initiation of suit or before or after judgment) which may be incurred by Holder in connection with the enforcement of any of its rights under this Note, including, but not limited to, attorneys' fees and all costs and expenses of collection.

6.             Debtor, on behalf of itselfand all sureties, guarantors, and endorsers hereof, if any, hereby waives presentment for payment, demand, and notice of dishonor and nonpayment of this Note, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Holder with respect to the payment or other provisions of this Note, and to the release of any security, or any part thereof, with or without substitution.

18

7.             The failure of Holder in any one or more instances to insist upon strict performance of any of the terms and provisions of this Note, or to exercise any option conferred herein shall not be construed as a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms, provisions or options on any future occasion.

8.              This Note is delivered in the State of California and shall be governed by and construed in accordance with the laws of said state, without giving effect to any conflict of laws provisions. This Note shall bind the successors and assigns of D ebtor and shall inure to benefit of the successors and assigns of Creditor.

9.              T his Note constitutes the entire understanding and agreement between the parties with regard to the su bject matter s her eo f and ther eo f, and supersedes and replaces any prior understanding or agreement, oral or written, relating to such subject matters.

IN WITNESS WHEREOF, Debtor has executed this Note on or as of the day and year first above written.

/s/ Karen L. Lane

Karen L. Lane

Title: COO

19

SCHEDULE 6.6

Sellers’ Transferred Bank Accounts

20

EXHIBIT A

Assignment & Bill of Sale

See Next Pages

21

ASSIGNMENT AND BILL OF SALE

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Earth Born, Inc., a California corporation, (“Assignor”), does hereby grant, bargain, transfer, sell, assign, convey and deliver to Leafceuticals, Inc, a Nevada corporation, or its assigns (“Assignee”), free and clear of any and all liens, encumbrances, charges or claims, all right, title and interest in and to the Cash and Cash Equivalents, Equipment, Inventory and Supplies, and Receivables as such terms are defined in the Asset Purchase Agreement between the parties of even date herewith. Assignor, for itself, its successors and assigns, hereby covenants and agrees that, at any time and from time to time forthwith upon the written request of Assignee, at no additional cost to Assignor, Assignor will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be required by Assignee in order to assign, transfer, set over, convey, assure and confirm unto and vest in Assignee, its successors and assigns, title to the assets sold, conveyed, transferred and delivered by this Assignment and Bill of Sale.

This Assignment and Bill of Sale is being executed and delivered by Assignor pursuant to the terms of the Asset Purchase Agreement executed between the parties simultaneously herewith.

Executed effective as of the ___ day of ______________, 2018.

ASSIGNOR:

Earth Born, Inc.

(a California corporation)

Name:     Karen Lane

Title:       COO

22

ASSIGNMENT AND BILL OF SALE

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Earth Born, Inc., a Delaware corporation, (“Assignor”), does hereby grant, bargain, transfer, sell, assign, convey and deliver to Leafceuticals, Inc, a Nevada corporation, or its assigns (“Assignee”), free and clear of any and all liens, encumbrances, charges or claims, all right, title and interest in and to the Cash and Cash Equivalents, Equipment, Inventory and Supplies, and Receivables as such terms are defined in the Asset Purchase Agreement between the parties of even date herewith. Assignor, for itself, its successors and assigns, hereby covenants and agrees that, at any time and from time to time forthwith upon the written request of Assignee, at no additional cost to Assignor, Assignor will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be required by Assignee in order to assign, transfer, set over, convey, assure and confirm unto and vest in Assignee, its successors and assigns, title to the assets sold, conveyed, transferred and delivered by this Assignment and Bill of Sale.

This Assignment and Bill of Sale is being executed and delivered by Assignor pursuant to the terms of the Asset Purchase Agreement executed between the parties simultaneously herewith.

Executed effective as of the ___ day of ______________, 2018.

ASSIGNOR:

Earth Born, Inc.

(a Delaware corporation)

Name:     Trevor Hill

Title:       CEO

23

ASSIGNMENT AND BILL OF SALE

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Irie Living, a California benefit corporation, (“Assignor”), does hereby grant, bargain, transfer, sell, assign, convey and deliver to Leafceuticals, Inc, a Nevada corporation, or its assigns (“Assignee”), free and clear of any and all liens, encumbrances, charges or claims, all right, title and interest in and to the Cash and Cash Equivalents, Equipment, Inventory and Supplies, and Receivables as such terms are defined in the Asset Purchase Agreement between the parties of even date herewith. Assignor, for itself, its successors and assigns, hereby covenants and agrees that, at any time and from time to time forthwith upon the written request of Assignee, at no additional cost to Assignor, Assignor will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be required by Assignee in order to assign, transfer, set over, convey, assure and confirm unto and vest in Assignee, its successors and assigns, title to the assets sold, conveyed, transferred and delivered by this Assignment and Bill of Sale.

This Assignment and Bill of Sale is being executed and delivered by Assignor pursuant to the terms of the Asset Purchase Agreement executed between the parties simultaneously herewith.

Executed effective as of the ___ day of ______________, 2018.

ASSIGNOR:

Irie Living

Name:     Ricky Potts

Title:       CEO

24

ASSIGNMENT AND BILL OF SALE

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Genesis Media Works, LLC, a Utah limited liability company, (“Assignor”), does hereby grant, bargain, transfer, sell, assign, convey and deliver to Leafceuticals, Inc, a Nevada corporation, or its assigns (“Assignee”), free and clear of any and all liens, encumbrances, charges or claims, all right, title and interest in and to the Cash and Cash Equivalents, Equipment, Inventory and Supplies, and Receivables as such terms are defined in the Asset Purchase Agreement between the parties of even date herewith. Assignor, for itself, its successors and assigns, hereby covenants and agrees that, at any time and from time to time forthwith upon the written request of Assignee, at no additional cost to Assignor, Assignor will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be required by Assignee in order to assign, transfer, set over, convey, assure and confirm unto and vest in Assignee, its successors and assigns, title to the assets sold, conveyed, transferred and delivered by this Assignment and Bill of Sale.

This Assignment and Bill of Sale is being executed and delivered by Assignor pursuant to the terms of the Asset Purchase Agreement executed between the parties simultaneously herewith.

Executed effective as of the ___ day of ______________, 2018.

ASSIGNOR:

Genesis Media Works, LLC

Name:     Trevor Hill

Title:       Managing Member

25

EXHIBIT B

Assignment of Intangible Assets

Sellers have provided a list of Intangible Assets and they will be attached here.

ASSIGNMENT OF INTANGIBLE ASSETS

This ASSIGNMENT OF INTANGIBLE ASSETS (the “Assignment”) is made effective as of the ___ day of _______________, 2018, by and between Earth Born, Inc., a California corporation (“Assignor”), and Leafceuticals, Inc, a Nevada corporation (“Assignee”).

R E C I T A L S

A.    Pursuant to the Asset Purchase Agreement (the “Purchase Agreement”) of even date herewith, by and among, in part, Assignor and Assignee, Assignor is assigning the Assets (as defined in the Purchase Agreement) to Assignee.

B.    Included within the Assets being assigned to Assignee, and subject to the terms of the Purchase Agreement, Assignor is also assigning to Assignee all of its rights, title and interest in and to the intangible assets associated with the Business of Assignor as further described in the Purchase Agreement, including the assets described on Schedule 1 to the Purchase Agreement, and the proprietary rights, phone numbers, trade secrets, domain names, business records, customer relationships, contracts and goodwill relating to Assignor’s Business and all of Assignor’s rights in and to the Trade Names (collectively the “Intangible Assets”).

C.    Pursuant to the terms of the Purchase Agreement, Assignor has agreed to transfer to Assignee all of the Intangible Assets, and Assignor now desires to enter into this Assignment in order to transfer such right, title and interest to Assignee.

NOW, THEREFORE, for and in consideration of the foregoing premises and the undertakings set forth below, Assignor hereby agrees as follows:

A G R E E M E N T

1.     Assignor hereby grants, transfers, assigns and conveys to Assignee, absolutely and unconditionally, free and clear of all liens, encumbrances, mortgages or any other type of security interest, all of its right, title and interest in and to all of the Intangible Assets.

2.     Assignor transfers such Intangible Assets to Assignee, its successors and assigns, to have and to hold to and for its and their own use and benefit forever. Assignor, for itself and its successors and assigns, hereby covenants that, from time to time after delivery of this instrument, at Assignee’s request and without further consideration, at no additional cost to Assignor, Assignor will execute and deliver, or will cause to be executed and delivered, such other instruments of conveyance and transfer and take such other actions as Assignee reasonably may require (such as, but not limited to, assisting with the transfer of any business accounts, such as a telephone account) to more effectively vest in the Assignee the Intangible Assets and to put Assignee in possession of the Intangible Assets, and to do all other things and execute and deliver all other instruments and documents as may be required to effect the same.

3.     This Assignment shall be construed in accordance with, and governed by, the laws of the State of Nevada, without regard to its conflict of laws doctrine. Assignor consents and submits to the exclusive jurisdiction of the state courts located in Clark County, State of Nevada, for any disputes or controversies arising out of this Assignment.

IN WITNESS WHEREOF, Assignor has executed this Assignment effective as of the date first written above.

ASSIGNOR:

Earth Born, Inc.

(a California corporation)

Name:     Karen Lane

Title:       COO

26

ASSIGNMENT OF INTANGIBLE ASSETS

This ASSIGNMENT OF INTANGIBLE ASSETS (the “Assignment”) is made effective as of the ___ day of _______________, 2018, by and between Earth Born, Inc., a Delaware corporation (“Assignor”), and Leafceuticals, Inc, a Nevada corporation (“Assignee”).

R E C I T A L S

D.    Pursuant to the Asset Purchase Agreement (the “Purchase Agreement”) of even date herewith, by and among, in part, Assignor and Assignee, Assignor is assigning the Assets (as defined in the Purchase Agreement) to Assignee.

E.     Included within the Assets being assigned to Assignee, and subject to the terms of the Purchase Agreement, Assignor is also assigning to Assignee all of its rights, title and interest in and to the intangible assets associated with the Business of Assignor as further described in the Purchase Agreement, including the assets described on Schedule 1 to the Purchase Agreement, and the proprietary rights, phone numbers, trade secrets, domain names, business records, customer relationships, contracts and goodwill relating to Assignor’s Business and all of Assignor’s rights in and to the Trade Names (collectively the “Intangible Assets”).

F.     Pursuant to the terms of the Purchase Agreement, Assignor has agreed to transfer to Assignee all of the Intangible Assets, and Assignor now desires to enter into this Assignment in order to transfer such right, title and interest to Assignee.

NOW, THEREFORE, for and in consideration of the foregoing premises and the undertakings set forth below, Assignor hereby agrees as follows:

A G R E E M E N T

4.     Assignor hereby grants, transfers, assigns and conveys to Assignee, absolutely and unconditionally, free and clear of all liens, encumbrances, mortgages or any other type of security interest, all of its right, title and interest in and to all of the Intangible Assets.

5.     Assignor transfers such Intangible Assets to Assignee, its successors and assigns, to have and to hold to and for its and their own use and benefit forever. Assignor, for itself and its successors and assigns, hereby covenants that, from time to time after delivery of this instrument, at Assignee’s request and without further consideration, at no additional cost to Assignor, Assignor will execute and deliver, or will cause to be executed and delivered, such other instruments of conveyance and transfer and take such other actions as Assignee reasonably may require (such as, but not limited to, assisting with the transfer of any business accounts, such as a telephone account) to more effectively vest in the Assignee the Intangible Assets and to put Assignee in possession of the Intangible Assets, and to do all other things and execute and deliver all other instruments and documents as may be required to effect the same.

6.     This Assignment shall be construed in accordance with, and governed by, the laws of the State of Nevada, without regard to its conflict of laws doctrine. Assignor consents and submits to the exclusive jurisdiction of the state courts located in Clark County, State of Nevada, for any disputes or controversies arising out of this Assignment.

IN WITNESS WHEREOF, Assignor has executed this Assignment effective as of the date first written above.

ASSIGNOR:

Earth Born, Inc.

(a Delaware corporation)

Name:     Trevor Hill

Title:       CEO

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ASSIGNMENT OF INTANGIBLE ASSETS

This ASSIGNMENT OF INTANGIBLE ASSETS (the “Assignment”) is made effective as of the ___ day of _______________, 2018, by and between Irie Living, a California benefit corporation (“Assignor”), and Leafceuticals, Inc, a Nevada corporation (“Assignee”).

R E C I T A L S

G.    Pursuant to the Asset Purchase Agreement (the “Purchase Agreement”) of even date herewith, by and among, in part, Assignor and Assignee, Assignor is assigning the Assets (as defined in the Purchase Agreement) to Assignee.

H.    Included within the Assets being assigned to Assignee, and subject to the terms of the Purchase Agreement, Assignor is also assigning to Assignee all of its rights, title and interest in and to the intangible assets associated with the Business of Assignor as further described in the Purchase Agreement, including the assets described on Schedule 1 to the Purchase Agreement, and the proprietary rights, phone numbers, trade secrets, domain names, business records, customer relationships, contracts and goodwill relating to Assignor’s Business and all of Assignor’s rights in and to the Trade Names (collectively the “Intangible Assets”).

I.       Pursuant to the terms of the Purchase Agreement, Assignor has agreed to transfer to Assignee all of the Intangible Assets, and Assignor now desires to enter into this Assignment in order to transfer such right, title and interest to Assignee.

NOW, THEREFORE, for and in consideration of the foregoing premises and the undertakings set forth below, Assignor hereby agrees as follows:

A G R E E M E N T

7.     Assignor hereby grants, transfers, assigns and conveys to Assignee, absolutely and unconditionally, free and clear of all liens, encumbrances, mortgages or any other type of security interest, all of its right, title and interest in and to all of the Intangible Assets.

8.     Assignor transfers such Intangible Assets to Assignee, its successors and assigns, to have and to hold to and for its and their own use and benefit forever. Assignor, for itself and its successors and assigns, hereby covenants that, from time to time after delivery of this instrument, at Assignee’s request and without further consideration, at no additional cost to Assignor, Assignor will execute and deliver, or will cause to be executed and delivered, such other instruments of conveyance and transfer and take such other actions as Assignee reasonably may require (such as, but not limited to, assisting with the transfer of any business accounts, such as a telephone account) to more effectively vest in the Assignee the Intangible Assets and to put Assignee in possession of the Intangible Assets, and to do all other things and execute and deliver all other instruments and documents as may be required to effect the same.

9.     This Assignment shall be construed in accordance with, and governed by, the laws of the State of Nevada, without regard to its conflict of laws doctrine. Assignor consents and submits to the exclusive jurisdiction of the state courts located in Clark County, State of Nevada, for any disputes or controversies arising out of this Assignment.

IN WITNESS WHEREOF, Assignor has executed this Assignment effective as of the date first written above.

ASSIGNOR:

Irie Living

Name:     Ricky Potts

Title:       CEO

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ASSIGNMENT OF INTANGIBLE ASSETS

This ASSIGNMENT OF INTANGIBLE ASSETS (the “Assignment”) is made effective as of the ___ day of _______________, 2018, by and between Genesis Media Works, LLC, a Utah limited liability company (“Assignor”), and Leafceuticals, Inc, a Nevada corporation (“Assignee”).

R E C I T A L S

J.      Pursuant to the Asset Purchase Agreement (the “Purchase Agreement”) of even date herewith, by and among, in part, Assignor and Assignee, Assignor is assigning the Assets (as defined in the Purchase Agreement) to Assignee.

K.    Included within the Assets being assigned to Assignee, and subject to the terms of the Purchase Agreement, Assignor is also assigning to Assignee all of its rights, title and interest in and to the intangible assets associated with the Business of Assignor as further described in the Purchase Agreement, including the assets described on Schedule 1 to the Purchase Agreement, and the proprietary rights, phone numbers, trade secrets, domain names, business records, customer relationships, contracts and goodwill relating to Assignor’s Business and all of Assignor’s rights in and to the Trade Names (collectively the “Intangible Assets”).

L.     Pursuant to the terms of the Purchase Agreement, Assignor has agreed to transfer to Assignee all of the Intangible Assets, and Assignor now desires to enter into this Assignment in order to transfer such right, title and interest to Assignee.

NOW, THEREFORE, for and in consideration of the foregoing premises and the undertakings set forth below, Assignor hereby agrees as follows:

A G R E E M E N T

10.  Assignor hereby grants, transfers, assigns and conveys to Assignee, absolutely and unconditionally, free and clear of all liens, encumbrances, mortgages or any other type of security interest, all of its right, title and interest in and to all of the Intangible Assets.

11.  Assignor transfers such Intangible Assets to Assignee, its successors and assigns, to have and to hold to and for its and their own use and benefit forever. Assignor, for itself and its successors and assigns, hereby covenants that, from time to time after delivery of this instrument, at Assignee’s request and without further consideration, at no additional cost to Assignor, Assignor will execute and deliver, or will cause to be executed and delivered, such other instruments of conveyance and transfer and take such other actions as Assignee reasonably may require (such as, but not limited to, assisting with the transfer of any business accounts, such as a telephone account) to more effectively vest in the Assignee the Intangible Assets and to put Assignee in possession of the Intangible Assets, and to do all other things and execute and deliver all other instruments and documents as may be required to effect the same.

12.  This Assignment shall be construed in accordance with, and governed by, the laws of the State of Nevada, without regard to its conflict of laws doctrine. Assignor consents and submits to the exclusive jurisdiction of the state courts located in Clark County, State of Nevada, for any disputes or controversies arising out of this Assignment.

IN WITNESS WHEREOF, Assignor has executed this Assignment effective as of the date first written above.

ASSIGNOR:

Genesis Media Works, LLC

Name:     Trevor Hill

Title:       Managing Member

29

EXHIBIT C

Escrow Agreement

The details are outlined within this Asset Purchase Agreement and the agreement with the Escrow Agent to hold the stock will be attached here.

30